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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 filed on or about October 1, 1997) and related Prospectus of Wachovia Corporation for the registration of 3,905,500 shares of its common stock and to the incorporation by reference therein of our report dated January 15, 1997, with respect to the consolidated financial statements of Wachovia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                             /s/      ERNST & YOUNG LLP
                                                      ERNST & YOUNG LLP

Winston-Salem, North Carolina
September 30, 1997